UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 11, 2018

EVERCORE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Evercore Inc. (“Evercore”) held its annual meeting of stockholders on June 11, 2018.

(b) Stockholders voted on the matters set forth below.

1. The nominees for election to the Board of Directors were elected to serve as directors until the next Annual Meeting or until their successors are duly elected and qualified, based upon the following final tabulation of votes:

Roger C. Altman	For	41,753,876
	Withheld	239,454
	Broker non-votes	2,455,310

Richard I. Beattie	For	41,691,311
	Withheld	302,019
	Broker non-votes	2,455,310

Ellen V. Futter	For	41,724,683
	Withheld	268,647
	Broker non-votes	2,455,310

Gail B. Harris	For	41,698,647
	Withheld	294,683
	Broker non-votes	2,455,310

Robert B. Millard	For	41,714,105
	Withheld	279,225
	Broker non-votes	2,455,310

Willard J. Overlock, Jr.	For	41,930,215
	Withheld	63,115
	Broker non-votes	2,455,310

Sir Simon M. Robertson	For	41,827,803
	Withheld	165,527
	Broker non-votes	2,455,310

Ralph L. Schlosstein	For	41,770,596
	Withheld	222,734
	Broker non-votes	2,455,310

John S. Weinberg	For	41,258,199
	Withheld	735,131
	Broker non-votes	2,455,310

William J. Wheeler	For	41,930,416
	Withheld	62,914
	Broker non-votes	2,455,310

Sarah K. Williamson	For	41,959,252
	Withheld	34,078
	Broker non-votes	2,455,310

2. The non-binding, advisory vote to approve executive compensation of Evercore’s named executive officers was approved based upon the following final tabulation of votes:

For	38,967,460
Against	2,916,306
Abstain	109,564
Broker non-votes	2,455,310

3. The appointment of Deloitte & Touche LLP as Evercore’s independent registered public accounting firm for 2018 was ratified, based upon the following final tabulation of votes:

For	43,723,043
Against	720,618
Abstain	4,979
Broker non-votes	N/A

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Jason Klurfeld
Name:	Jason Klurfeld
Title:	General Counsel

Dated: June 12, 2018